EXHIBIT INDEX

Exhibit No. 23                Consent of Arthur Andersen LLP



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                                 Exhibit No. 23

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A into the previously filed Registration Statements of Computer Products, Inc. on Forms S-3 (Registration Nos. 33-70326 and 33-49176) and Forms S-8 (Registration Nos. 33-42516, 33-63501, 33-63499, and 333-08475).


ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida
    September 22, 1997.